Exhibit 10.44

STRICTLY CONFIDENTIAL

February 28, 2012

Emergent Financial Group, Inc.

3600 American Blvd West

Suite 670

Bloomington, MN 55431

Attention:        Peter Voldness, Chief Executive Officer

Amendment To Engagement Letter: Co-Placement Agent

This letter amends the agreement between Emergent Financial Group LLC (“Emergent”) and CryoPort, Inc. (the “Company”) dated February 8, 2012 (the “Agreement”) constitutes our understanding with respect to the engagement of in connection with the proposed offer and private placement (the “Offering”) by the Company of equity or equity-linked securities of the Company (the “Securities”).

The cash compensation Emergent will be entitled to receive of the gross proceeds Emergent raises from Emergent Investors as outlined in the Agreement shall be increased from five percent (5%) to six percent (6%).

EMERGENT FINANCIAL GROUP, INC.

By:	/s/ Peter Voldness
Name: Peter Voldness
Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

By:	/s/ Robert Stefanovich
Name: Robert Stefanovich
Title: Chief Financial Officer